Exhibit 5.2

November 30, 2023

The Cannabist Company Holdings Inc.

680 Fifth Ave., 24th Floor

New York, New York 10019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as United States counsel to The Cannabist Company Holdings Inc., a British Columbia corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of up to [$250,000,000] aggregate offering price of (a) common shares of the Company (the “Common Shares”), (b) proportionate voting shares of the Company (the “Proportionate Voting Shares”), (c) preferred shares of the Company (the “Preferred Shares”), (d) subscription receipts (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of the Company, (e) warrants (“Warrants”) exercisable to acquire Common Shares and/or other securities of the Company, (f) debt securities of the Company (the “Debt Securities”) which may be issued in one or more series under an indenture proposed to be entered into by the Company and the trustee to be named therein (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (the “Indenture”) and (g) units comprising one or more Common Shares, Proportionate Voting Shares, Preferred Shares, Subscription Receipts, Warrants and/or Debt Securities in any combination (the “Units”). The Common Shares, Proportionate Voting Shares, Preferred Shares, Subscription Receipts, Warrants, Debt Securities and Units are collectively referred to herein as the “Securities”. As used herein, “Transaction Agreements” means the Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Debt Securities. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the Registration Statement and the Indenture. We have also examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and

The Cannabist Company Holdings Inc.

November 30, 2023

instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and, except to the extent expressly stated in the opinion contained herein, that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Debt Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) the Company is duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization, (v) none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Debt Security, nor the compliance by the Company with the terms of such Debt Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets, (vi) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Debt Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company, (viii) the Transaction Agreements will be governed by the laws of the State of New York and (ix) any securities issuable upon conversion, exchange, exercise or settlement of any Debt Securities being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, we are of the opinion that: with respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement when (a) the Trustee has been qualified to act as trustee under the Indenture, (b) the Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee, (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to authorize and approve the terms of the Debt Securities and their issuance and sale in conformity with the Indenture and any officer’s certificate or supplemental indenture and (e) the Debt Securities have been issued, executed and authenticated in accordance with the terms of the Indenture and any officer’s certificate or supplemental indenture and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other security, in accordance with the terms of such security or the

The Cannabist Company Holdings Inc.

November 30, 2023

instrument governing such security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion set forth above is subject to the following qualifications and exceptions:

(a)

Our opinion set forth above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

(b)

Our opinion set forth above is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(c)

We express no opinion as to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations.

(d)

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

(f)

We have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process.

The Cannabist Company Holdings Inc.

November 30, 2023

(g)

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render that judgment in the foreign currency or currency unit in which the Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

(h)

We call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

Our opinion expressed above is limited to the laws of the State of New York. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

4